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                                                                    EXHIBIT 10.2

                               INNOVA CORPORATION

                           DIRECTOR STOCK OPTION PLAN

        INNOVA CORPORATION, a Washington corporation (the "Company"), hereby establishes and sets forth the terms of the Innova Corporation Director Stock Option Plan (the "Plan").

        1.  PURPOSE OF PLAN; EFFECTIVE DATE

        The purpose of this Plan is to enable the Company to attract and retain outside persons of the highest caliber to serve on the Company's Board of Directors, as such persons can make important contributions to the success of the Company. The Plan will seek to achieve this purpose by means of automatic grants of options to acquire shares of Common Stock of the Company, $0.01 par value per share (the "Common Stock") under the terms of this Plan. The Plan will be effective as of June 17, 1997 (the "Effective Date").

        2.  ADMINISTRATION OF THE PLAN

        The Plan shall be administered by the Company's Board of Directors. Grants of options under the Plan and the amount and nature of the grants shall be automatic as described in Section 4. However, the Board shall have the authority to (a) administer the Plan in accordance with its express terms;
(b) determine all questions arising in connection with the administration, interpretation, and application of the Plan; (c) correct any defect, supply any information, and reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan;
(d) prescribe, amend, and rescind rules and regulations relating to the administration of the Plan; and (e) make all other determinations necessary or advisable for the administration of the Plan. All determinations made by the Board in good faith in matters referred to in this Section 2 shall be final, conclusive, and binding on all persons. The Board shall have all powers necessary or appropriate to accomplish its duties under the Plan.

        3.  ELIGIBLE DIRECTORS

            Each individual who on a Grant Date (as defined in Section 4.1 below) in any year during the term of the Plan meets the following requirements shall be eligible to participate in the Plan (each such individual will be referred to as an "Eligible Director"):

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                      (a)    The individual is a member of the Company's  Board
        of Directors at the close of business on the Grant Date; and

                      (b) At no time during the calendar year in which the Grant Date falls or during the preceding calendar year has the individual been an employee of the Company or any of its direct or indirect subsidiaries.

An Eligible Director will cease to be eligible for further participation in the Plan if he or she does not meet the foregoing eligibility requirements on any Grant Date. Such cessation of participation shall not affect the Eligible Director's rights under any options previously granted under the Plan.

        4.  GRANTS OF OPTIONS

            4.1 Each Eligible Director on the Effective Date (the Effective Date shall also be included in the definition of a "Grant Date" as defined below) is eligible to receive a one-time grant of an option to acquire up to 240,000 shares of Common Stock at an exercise price equal to the Fair Market Value (as defined in Section 4.5 below) of the Common Stock on such Grant Date. Effective on the date on which an Eligible Director for the first time takes office as a member of the Board of Directors of the Company (each such date being referred to as a "Grant Date"), provided shares of Common Stock then remain available under Section 5 for the grant of options under this Plan, such Eligible Director will receive a one-time grant of an option to acquire Ninety Six Thousand (96,000) shares of Common Stock at an exercise price equal to the Fair Market Value (as defined in Section 4.5 below) of the Common Stock on such Grant Date.

            4.2 On January 1, 1998, and on the date of the Company's annual meeting of shareholders commencing with the annual shareholders meeting held in 1999, and in each subsequent year during which shares of Common Stock remain available under Section 5 for the grant of options under this Plan (each such date being referred to as a "Grant Date"), each individual who is an Eligible Director on such Grant Date will additionally receive an option to acquire Ninety-six thousand (96,000) shares of Common Stock at an exercise price equal to the Fair Market Value of the Common Stock on such Grant Date.

            4.3 If on any Grant Date the number of shares of Common Stock available under Section 5 for the grant of options under this Plan is insufficient to permit options to be granted to each Eligible Director for the entire number of shares required by Section 4.1 or 4.2 above, then each Eligible Director entitled to be granted an option on such Grant Date shall instead be granted, on a proportional



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basis, an option to acquire the largest whole number of shares of Common Stock as can then be granted without exceeding the number of shares then available.

            4.4 All grants of options under Sections 4.1 and 4.2 shall occur automatically without further action of the Board of Directors other than, to the extent necessary, their determination of the Fair Market Value of the Common Stock on the Grant Date; PROVIDED, HOWEVER, that as to options granted on the Effective Date, the Board of Directors shall also determine the number of shares covered by options granted to each Eligible Director.

            4.5 For purposes of this Plan, the term "Fair Market Value" on any date means, if the Common Stock is publicly traded, the average last sales price (or, if no last sales prices are reported, the average of the high bid and low asked prices) for a share of Common Stock on the twenty (20) trading days ending on the last trading day prior to the date for which Fair Market Value is being determined, as reported by the principal exchange on which the Common Stock is listed, or, if the Common Stock is publicly traded but not listed on an exchange, as reported on NASDAQ, or, if such prices or quotations are not reported on NASDAQ, as reported by any other available source of prices or quotations selected by the Board of Directors. If the Common Stock is not publicly traded, or if the Fair Market Value is not determinable by any of the foregoing means, the Fair Market Value on any day shall be determined in good faith by the Board of Directors on the basis of such considerations as the Board of Directors deems appropriate, including any recent third-party valuations or appraisals.

        5.  SHARES AVAILABLE FOR OPTIONS

        The aggregate number of shares of Common Stock reserved for issuance upon exercise of options granted under the Plan will be Two Million Eight Hundred Eighty Thousand (2,880,000), and options may be granted under this Plan only with respect to the shares so reserved. This number will be subject to any adjustment required or permitted under Sections 9 and 10 below.

        6.  OPTION AGREEMENT

        Each option will be evidenced by a written agreement executed by the Company and the Eligible Director. Such agreement shall contain the terms of the option as specified herein, together with such other terms, conditions, and provisions not inconsistent with such terms and conditions as the Company deems advisable.


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           7.  EXERCISE OF OPTIONS

               7.1 An option granted to an Eligible Director on the Effective Date will thereafter be exercisable in whole or in part at any time (subject to Section 7.2 below) prior to the date specified for its expiration in Section 7.3 below.

               7.2 Except as provided in Section 7.1 above, each option granted to an Eligible Director pursuant to Section 4.1 and 4.2 above will vest and become exercisable as follows: 25% one year from the Grant Date with the remainder vesting in 36 equal monthly increments, provided the individual holding the option remains an Eligible Director on each such anniversary date. Vested options (or vested portions thereof) will thereafter be exercisable in whole or in part at any time prior to the date specified for expiration of the option in Section 7.3 below. Unvested options (or portions thereof) will expire without further vesting if, prior to the date the option (or portion thereof) is scheduled to vest, the holder ceases to be a director of the Company for any reason other than his or her death.

               7.3 Unless an option granted hereunder expires earlier pursuant to the provisions of Section 7.2, the option will expire ten (10) years after its Grant Date, or one (1) year after the date of death of the option holder, whichever occurs first.

               7.4 The exercise price of any shares purchased shall be paid in full in cash or in shares of Common Stock that have been outstanding for at least one (1) year. Shares of Common Stock used to pay the exercise price will be valued based on their Fair Market Value on the date the option is exercised.

               7.5 Each certificate evidencing Common Stock issued upon exercise of an option shall bear such legends as the Company, upon advice of legal counsel, determines to be necessary or appropriate, including, without limitation, a legend to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.



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        8.  NONTRANSFERABILITY

        Options granted under the Plan will not be transferable by the holder thereof other than by will or by the laws of descent and distribution, will not be involuntarily alienable by legal process or otherwise by operation of law, and will be exercisable during the holder's lifetime only by the holder. In the event of the death of an option holder prior to full exercise of an option, the option may be exercised by the person or persons to whom the option passes by will or by applicable laws of descent and distribution.

        9.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

        If the outstanding shares of Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split-up, or other material alteration in the capital structure of the Company, an appropriate and proportionate adjustment shall be made in the number and/or kind of shares as to which options will thereafter automatically be granted. A corresponding adjustment shall be made to change the number and/or kind of shares allocated to unexercised options or portions thereof granted prior to any such change. However, any such adjustment in the outstanding options shall be made without change in the total price applicable to the unexercised portion of the options but with a corresponding adjustment in the price for each share covered by the options. For purposes of this Section 9, neither (a) the issuance of additional shares of Common Stock or other securities of the Company in exchange for adequate consideration (including services), nor (b) the conversion into Common Stock of any securities of the Company now or hereafter outstanding, shall be deemed material alterations in the capital structure of the Company. If the Board of Directors shall determine that the nature of a material alteration in the capital structure of the Company is such that it is not feasible or advisable to make adjustments to this Plan or to the options granted hereunder, such event shall be subject to Section 10 below.


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        10.  OTHER SIGNIFICANT EVENTS

        Upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, upon the acquisition by any person, partnership, or corporation, without the approval of the Board of Directors, of more than 50% of the outstanding shares of Common Stock, upon a sale of substantially all of the property of the Company, or upon a material change in the capital structure of the Company that is subject to this Section 10 in accordance with the last sentence of Section 9 above, the Board of Directors of the Company shall have the power to determine in its sole discretion, upon the effective date of such event or within thirty (30) days thereafter, what effect, if any, such event shall have upon options outstanding hereunder, including, without limitation, the power to cause such options to be surrendered and canceled and payments to be made to the holders in exchange therefor and to cause adjustments to be made in the number and/or kind of shares with respect to which such options may be exercised and/or in the exercise prices and other terms and conditions thereof. Upon the dissolution or liquidation of the Company, the Plan shall terminate, and all options theretofore granted hereunder shall terminate, unless provision be made in connection with such transaction for the continuance of the Plan and for the assumption of options theretofore granted or the substitution for such options of new options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided.

        11.  AMENDMENT OF THE PLAN

        The Board of Directors of the Company may at any time discontinue the Plan as to future grants of options and may also from time to time amend the Plan in any respect whatsoever; PROVIDED, HOWEVER, that, without the consent of each director and former director affected thereby, no discontinuation or amendment will materially alter or impair any rights of the directors under the Plan with respect to grants of options made prior to the discontinuation or amendment.

        12.  TERMINATION OF THE PLAN

        Unless the Plan is sooner terminated by the Board of Directors, the Plan will terminate on the earlier of (a) June 16, 2007, or (b) one (1) year following such time as there are no shares of Common Stock available under
Section 5 for the grant of options under this Plan, unless prior to the date of termination Section 5 of the Plan is amended to increase the number of available shares. The termination of the Plan



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will not alter or impair any rights or obligations under any option previously granted under the Plan.

        13.  GOVERNING LAW

        All determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Washington and construed accordingly.


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